EXHIBIT 99.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE GERON CORPORATION STOCKHOLDER DERIVATIVE LITIGATION	) )	Consolidated C.A. No. 2020-0684-SG

NOTICE OF PENDENCY OF SETTLEMENT OF DERIVATIVE LITIGATION

TO: ALL CURRENT OR OTHERWISE APPLICABLE STOCKHOLDERS OF GERON CORPORATION (NASDAQ SYMBOL: GERN)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS DERIVATIVE LITIGATION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS AND ADEQUACY OF THE PROPOSED SETTLEMENT, OR PURSUING THE RELEASED CLAIMS DEFINED HEREIN.

IF YOU DO NOT INTEND TO OBJECT TO THE PROPOSED SETTLEMENT, OR THE ATTORNEY’S FEE AWARD AMOUNT DESCRIBED HEREIN, NO ACTION IS REQUIRED BY YOU IN RESPONSE TO THIS NOTICE.

1.
WHY ARE YOU RECEIVING THIS NOTICE?

The purpose of this Notice is to inform you of (i) the derivative litigation in the Action, the Northern District Derivative Action, and the District of Delaware Derivative Action (collectively, the “Derivative Litigation”) brought by Plaintiffs derivatively on behalf Geron Corporation (“Geron” or the “Company”); (ii) a proposal to settle the Derivative Litigation as provided in a Stipulation of Settlement (“Stipulation”) dated December 21, 2022, which sets forth the terms and conditions of the proposed Settlement of the Derivative Litigation; (iii) your right, among other things, to object to the proposed Settlement and Plaintiffs’ Counsel’s requested Fee Award, and to attend and participate in a telephonic hearing scheduled for May 17, 2023, at 11:00 a.m. EST (the “Settlement Hearing”). This Notice describes the rights you may have under the Stipulation and what steps you may, but are not required to, take concerning the proposed Settlement. If the Court approves the Stipulation, the Parties will ask the Court to approve an Order and Final Judgment (the “Final Judgment”) that would end the Derivative Litigation.

2.
BACKGROUND OF THE DERIVATIVE LITIGATION AND SETTLEMENT

THE FOLLOWING DESCRIPTION DOES NOT CONSTITUTE FINDINGS OF ANY COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF ANY COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

Plaintiffs are current stockholders of nominal defendant Geron. Geron is a Delaware Corporation with its headquarters in Foster City, California. Geron is a late-stage clinical biopharmaceutical company focused on the development and potential commercialization of a telomerase inhibitor, imetelstat, for myeloid hematologic malignancies. Defendants John A. Scarlett, Karin Eastham, V. Bryan Lawlis, Susan M. Molineaux, Robert J. Spiegel, Olivia Bloom, Daniel M. Bradbury, Hoyoung Huh, and Stephen N. Rosenfield (the “Individual Defendants”) are current or former officers and/or directors of Geron.

Plaintiffs allege that the Individual Defendants breached their fiduciary duties to Geron, and engaged in other wrongdoing, by failing to oversee the Company’s making of and/or causing the Company to make false and misleading statements about certain interim results from a Phase 2 clinical study of imetelstat – Geron’s sole drug candidate – called IMbark.

On April 23, 2020, plaintiff Katharine Jameson filed a verified stockholder derivative complaint in the United States District Court for the Northern District of California (the “Jameson Action”) against certain current and/or former directors and officers of Geron alleging breaches of fiduciary duty, unjust enrichment, and violations of Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”).

On August 21, 2020, plaintiff Richard Di Laura filed a Verified Stockholder Derivative Complaint in the Court of Chancery of the State of Delaware (the “DiLaura Action”) against certain current and/or former directors and officers of Geron alleging breach of fiduciary duty.

On September 10, 2020, Jeffrey Byroade filed a verified stockholder derivative complaint in the United States District Court for the District of Delaware (the “Byroade Action”) against certain current and/or former directors and officers of Geron alleging breach of fiduciary duty, unjust enrichment, and violations of Section 14(a) of the Exchange Act.

On November 12, 2020, plaintiff Michael Henry Mongiello filed a verified stockholder derivative complaint in the United States District Court for the District of Delaware (the “Mongiello Action”) against certain current and/or former directors and officers of Geron alleging breach of fiduciary duty, unjust enrichment, waste, and violations of Sections 14(a) and 20(a) of the Exchange Act.

On January 5, 2021, the Byroade Action and Mongiello Action were consolidated as the District of Delaware Derivative Action and stayed pending resolution of the defendants’ motion to dismiss in a related federal securities class action, captioned Michael Tollen v. Geron Corporation and John A. Scarlett, Civil

Action No. 20-cv-547-WHA, currently pending in the United States District Court for the Northern District of California (the “Securities Action”).

On March 16, 2021, plaintiffs Ernesto Elizalde, Jr. (“Elizalde”) and Joseph Oriente (“Oriente”) filed a Verified Stockholder Derivative Complaint for Breach of Fiduciary Duty in the Court of Chancery of the State of Delaware captioned Elizalde, et al. v. Scarlett, et al., C.A. No. 2020-0228-SG (the “Elizalde Action”), against certain current and/or former directors and officers of Geron alleging breach of fiduciary duty.

On April 2, 2021, plaintiff Zachary Gamlieli filed a verified stockholder derivative complaint in the United States District Court for the Northern District of California (the “Gamlieli Action”) against certain current and/or former directors and officers of Geron alleging breaches of fiduciary duty, unjust enrichment, and violations of Section 10(B) and 21D of the Exchange Act.

On April 9, 2021, the Jameson Action and Gamlieli Action were consolidated as the Northern District Derivative Action.

On April 12, 2021, the court in the Northern District of California granted in part and denied in part the defendants’ motion to dismiss the Securities Action.

On April 22, 2021, plaintiffs DiLaura, Elizalde, and Oriente and counsel for Defendants submitted a Stipulation and [Proposed] Order For Consolidation And Appointment Of Plaintiffs’ Co-Lead Counsel And Delaware Counsel (the “Consolidation Order”).

On April 26, 2021, the Court of Chancery of the State of Delaware entered the Consolidation Order.

On May 28, 2021, plaintiffs DiLaura, Elizalde, and Oriente filed their Verified Consolidated Stockholder Derivative Complaint (“Consolidated Complaint”).

On June 8, 2021, the parties in the District of Delaware Derivative Action agreed to a further stay through resolution of Defendants’ then-forthcoming motion to dismiss the Consolidated Complaint in the Action.

On June 8, 2021, Dennis Penney, a purported stockholder of Geron, filed a shareholder derivative complaint in the Superior Court of the State of California, County of San Mateo, alleging claims for breach of fiduciary duty, waste and unjust enrichment against the Individual Defendants based on the same alleged underlying wrongdoing asserted by Plaintiffs in the Derivative Litigation (the “San Mateo Derivative Action”).

On June 28, 2021, the Northern District Derivative Action was stayed pending resolution of the plaintiffs’ class certification motion in the Securities Action.

On July 2, 2021, Defendants filed their motion to dismiss plaintiffs DiLaura, Elizalde, and Oriente’s Consolidated Complaint pursuant to Rules 23.1 and 12(b)(6).

On August 5, 2021, Defendants filed a motion to dismiss the San Mateo Derivative Action. In their motion, Defendants argued that the San Mateo Derivative Action was filed in California state court in violation of Geron’s bylaws, which provide that the Court is the “sole and exclusive forum” for derivative actions, actions alleging claims for breach of fiduciary duty, and actions alleging claims governed by the internal affairs doctrine.

On August 30, 2021, counsel for plaintiffs DiLaura, Elizalde, and Oriente informed counsel for Defendants that, rather than oppose Defendants’ motion to dismiss, plaintiffs DiLaura, Elizalde, and Oriente would be filing an amended complaint pursuant to Rule 15(aaa).

On September 1, 2021, plaintiffs DiLaura, Elizalde, and Oriente filed their Amended Verified Consolidated Stockholder Derivative Complaint (“Amended Consolidated Complaint”).

On October 12, 2021, Defendants filed their motion to dismiss plaintiffs DiLaura, Elizalde, and Oriente’s Amended Consolidated Complaint pursuant to Rules 23.1 and 12(b)(6) (“Motion to Dismiss”).

On November 16, 2021, the California state court granted Defendants’ motion to dismiss the San Mateo Derivative Action finding that “Defendants have met their burden of proving the action should be tried in Delaware Chancery Court pursuant to the forum selection bylaw.” However, rather than dismiss the case, the California state court exercised its discretion and stayed the San Mateo Derivative Action.

On December 3, 2021, plaintiffs DiLaura, Elizalde, and Oriente filed their opposition to the Motion to Dismiss.

On December 23, 2021, Defendants filed their reply in support of the Motion to Dismiss.

On February 15, 2022, the Court of Chancery of the State of Delaware heard oral argument on Defendants’ Motion to Dismiss.

On April 2, 2022, the court in the Northern District of California certified the Securities Action as a class action under Rule 23 of the Federal Rules of Civil Procedure.

On June 3, 2022, the Court of Chancery of the State of Delaware issued a Memorandum Opinion staying consideration of Defendants’ Motion to Dismiss pending the final resolution of the Securities Action or, alternatively, pending a delay or other change in circumstances in the Securities Action or “as otherwise appropriate.”

On June 7, 2022, plaintiffs in the Northern District Derivative Action filed an amended stockholder derivative complaint.

On June 22, 2022, the Court of Chancery of the State of Delaware issued an Order staying this Action “until the resolution of the Securities Action, or until further Order of the Court on the application of any party.”

On July 6, 2022, the court in the Northern District of California further stayed the Northern District Derivative Action “until the earlier of the following two events: (a) public announcement of a settlement of the Securities [ ] Action; or (b) a final judgment in the Securities [ ] Action, including the lapse of any time to appeal and/or the final non-appealable resolution of any filed appeal.”

On August 31, 2022, Scott D. Cicero, a purported stockholder of Geron, served a demand on Geron’s board of directors (“Board”) requesting that the Board investigate and pursue claims for breach of fiduciary duty against the Individual

Defendants and certain other officers of the Company based on the same alleged underlying wrongdoing asserted by Plaintiffs in the Derivative Litigation.

On September 2, 2022, the parties in the Securities Action filed a Stipulation and Agreement of Settlement (“Securities Action Settlement”).

After the filing of the Securities Action Settlement, the Parties began to discuss the prospect of holding formal settlement negotiations and the selection of a mediator.

On November 1, 2022, the Parties participated in a full-day mediation with former Vice Chancellor Joseph R. Slights III of the law firm Wilson, Sonsini, Goodrich & Rosati, LLP. During the mediation, the Parties reached an agreement on corporate governance reforms that would be instituted by Geron in connection with the Settlement, subject to approval of the Court of Chancery of the State of Delaware.

On November 3, 2022, the Parties reached agreement on the language of the releases that are included in the Stipulation and agreed to present the Stipulation for approval in the Court of Chancery of the State of Delaware.

On November 7, 2022, the Parties participated in a second full-day mediation with former Vice Chancellor Slights regarding the amount of the Fee Award that

Plaintiffs’ Counsel would apply for in connection with the Court’s consideration of the Settlement. The Parties were unable to reach a resolution on that issue at the November 7 mediation but continued arm’s-length negotiations and discussions thereafter, all of which were overseen by former Vice Chancellor Slights.

On December 1, 2022, former Vice Chancellor Slights issued a confidential, double-blind mediator’s proposal for Plaintiffs’ Counsel’s attorneys’ fees and expenses in the amount of $1,350,000 (the “Mediator’s Proposal”), subject to Court approval.

On December 4, 2022, former Vice Chancellor Slights informed the Parties that all Parties had accepted the Mediator’s Proposal.

On December 12, 2022, the plaintiff in the San Mateo Derivative Action filed a stipulation requesting that the San Mateo Derivative Action be dismissed without prejudice in light of the proposed Settlement in the Derivative Litigation.

On December 13, 2022, the California state court dismissed the San Mateo Derivative Action.

THE COURT HAS NOT FINALLY DETERMINED THE MERITS OF PLAINTIFFS' CLAIMS OR THE DEFENSES THERETO. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW BY THE INDIVIDUAL DEFENDANTS OR THAT RECOVERY COULD BE HAD IN ANY AMOUNT IF THE DERIVATIVE LITIGATION WAS NOT SETTLED.

3.
WHAT ARE THE TERMS OF THE SETTLEMENT?

In consideration for the full Settlement and release of the Released Claims, and upon Court approval of the Settlement, Geron has implemented or will implement the Corporate Governance Reforms set forth in Exhibit A to the Stipulation, of which Plaintiffs were the primary cause.

In further consideration for the full Settlement and release of the Released Claims, Defendants have acknowledged that Plaintiffs and the Derivative Litigation were a factor in Geron’s July 2022 revisions to the Company’s Insider Trading Compliance policy, and that the Corporate Governance Reforms confer substantial benefits on the Company and its stockholders.

The Corporate Governance Reforms shall remain in effect for a period of at least five (5) years from the date of adoption; provided, however, that the Corporate Governance Reforms shall not be binding upon any successor or acquirer of the Company in the event of a change in control transaction.

4.
WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

Upon Final Approval of the Settlement, Plaintiffs’ Releasing Parties shall fully, finally, and forever compromise, settle, resolve, release, relinquish, waive and discharge, and shall forever be enjoined from prosecuting any and all of the Defendants’ Released Claims as against the Released Defendant Parties.

Upon Final Approval of the Settlement, Defendants’ Releasing Parties shall fully, finally, and forever compromise, settle, resolve, release, relinquish, waive and discharge, and shall forever be enjoined from prosecuting any and all of the Plaintiffs’ Released Claims as against the Released Plaintiff Parties.

4.1
“Defendants’ Released Claims” means any and all claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, including Unknown Claims, that Plaintiffs asserted or could have asserted on behalf of nominal defendant Geron in the Derivative Litigation or in any other court, tribunal, forum or proceeding, whether based on state, federal, local, foreign, statutory, regulatory, common or other law or rule, and which are based upon, arise out of, or relate in any way to, or involve, directly or indirectly, (a) the actions, inactions, deliberations, disclosures, discussions, decisions, votes, or any other conduct of any kind by any of the Released Defendant Parties, relating in any way to any facts, matters, events, circumstances, claims, or allegations alleged or that could have been alleged in the Derivative Litigation, or (b) the institution, commencement, prosecution, defense, mediation, or settlement of the Derivative Litigation.
4.2
“Defendants’ Releasing Parties” means Defendants and their respective agents, spouses, heirs, predecessors, successors, transferors, transferees, personal representatives, representatives and assigns.
4.3
“Plaintiffs’ Released Claims” means all claims and causes of action of every nature and description, whether known or unknown, whether arising under federal, state, common or foreign law, including Unknown Claims, that arise out of or relate in any way to Released Plaintiff Parties’ institution, prosecution, or settlement of the Derivative Litigation.
4.4
“Plaintiffs’ Releasing Parties” means Plaintiffs, Geron, and all Applicable Geron Stockholders, whether acting directly, representatively, or derivatively on behalf of Geron, and their respective agents, spouses, heirs, predecessors, successors, transferors, transferees, personal representatives, representatives and assigns.

4.5
“Released Claim(s)” means Plaintiffs’ Released Claims and Defendants’ Released Claims; provided, however, for the avoidance of doubt, that Released Claims shall not include any claims relating to the enforcement of the Stipulation or Settlement or any claims by Geron or the Individual Defendants for insurance coverage or any claims by the Individual Defendants for indemnification or advancement.

4.6
“Released Defendant Parties” means all Defendants in the Derivative Litigation, and any and all of their and Geron’s respective current or former agents, parents, controlling persons, general or limited partners, members, managers, managing members, direct or indirect equity holders, subsidiaries, affiliates, employees, officers, directors, predecessors, successors, attorneys, heirs, assigns, insurers, reinsurers, consultants, and other representatives, servants and related persons, in their capacities as such.
4.7
“Released Party” or “Released Parties” means each and all of the Released Plaintiff Parties and the Released Defendant Parties.
4.8
“Released Plaintiff Parties” means Plaintiffs and Plaintiffs’ Counsel and each of their respective agents, assigns, and related persons.
4.9
“Releasing Parties” means Plaintiffs’ Releasing Parties and

Defendants’ Releasing Parties.
4.10
“Unknown Claims” means any Released Claim which the Releasing Party does not know or suspect to exist in his, her or its favor at the time of Final Approval of the Released Claims as against the Released Parties, including without limitation those which, if known, might have affected the decision to enter into or object to the Settlement. This shall include a waiver of any rights pursuant to California Civil Code § 1542 (and equivalent, comparable, or analogous provisions of the laws of the United States or any state or territory thereof, or of the common law), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR THE RELEASED PARTY.

5.
WHAT ARE THE REASONS FOR SETTLING THE DERIVATIVE LITIGATION?

Plaintiffs’ entry into the Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Litigation. Plaintiffs’ Counsel has taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Derivative Litigation, as well as the difficulties and delays inherent in such litigation, and Plaintiffs’ Counsel is also mindful of the inherent problems of proof and possible defenses to the claims alleged in the Derivative Litigation. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is fair, reasonable, adequate, and in the best interests of Geron and all Applicable Geron Stockholders and has agreed to settle the Derivative Litigation upon the terms and subject to the conditions set forth in the Stipulation.

Defendants have denied, and continue to deny, that they committed any breach of duty, violated any law, or engaged in any wrongdoing, expressly maintain that they diligently and scrupulously complied with their fiduciary and other legal duties, to the extent such duties exist, and further believe that the Derivative Litigation is without merit. Defendants have entered into the Stipulation to eliminate the uncertainty, burden and expense of further protracted litigation. Neither their entry into the Stipulation nor the Stipulation itself shall be construed or deemed to be evidence of or an admission or concession on the part of any of the Defendants, with respect to any claim or allegation of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that Defendants have, or could have, asserted in the Derivative Litigation. Defendants expressly deny that Plaintiffs have asserted any valid claims as to any of them, and expressly deny any and all allegations of fault, liability, wrongdoing or damages whatsoever.

6.
HOW WILL THE ATTORNEYS GET PAID?

After negotiation of the principal terms of the Settlement, including the Corporate Governance Reforms and the definition of Released Claims, the Parties participated in a second full-day mediation session with the assistance of former Vice Chancellor Slights. At the conclusion of this mediation session, the Parties were unable to reach an agreement on the amount of attorneys’ fees and expenses that Plaintiffs’ Counsel would request they be paid in connection with the Settlement of the Derivative Litigation. The Parties continued negotiating the amount of attorneys’ fees and expenses that Plaintiffs’ Counsel would request they be paid with the assistance of former Vice Chancellor Slights. Ultimately, these efforts culminated with the Parties accepting a double-blind Mediator’s Proposal made by former Vice Chancellor Slights. Pursuant to the Mediator’s Proposal, the Parties agreed that Plaintiffs’ Counsel will apply to the Court for an award of attorneys’ fees and expenses not to exceed $1,350,000.00 in the aggregate (the “Fee Award”).

Defendants acknowledge and agree that Plaintiffs’ Counsel is entitled to a fee award. Defendants have agreed not to oppose the application by Plaintiffs’ Counsel for the requested Fee Award.

Plaintiffs may also seek the Court’s approval of reasonable services awards for each of the Plaintiffs, to be paid from the Fee Award, and Defendants have agreed not to oppose any such request.

The requested Fee Award will be paid by Geron and/or its insurers.

Neither Plaintiffs nor Plaintiffs’ Counsel will make any application for an award of attorneys’ fees or expenses in any other jurisdiction. Except as otherwise provided in the Stipulation, each of the Parties shall bear his, her, or its own fees and costs.

7.
WHEN WILL THE SETTLEMENT HEARING TAKE PLACE?

The Court has scheduled a telephonic Settlement Hearing to be held on May 17, 2023 at 11:00 a.m. EST. At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable, and adequate and thus should be finally approved, whether the Fee Award should be approved, and whether the Action should be dismissed with prejudice by entry of the Final Judgment pursuant to the Stipulation. The Court will also hear and rule on any objections to the proposed Settlement and Fee Award, and rule on such other matters as the Court may deem appropriate. The Court may adjourn the Settlement Hearing from time to time without further notice to anyone other than the Parties and any Objectors (as defined below). The Court reserves the right to approve the Stipulation at or after the Settlement Hearing with such modifications as may be consented to by the Parties to the Stipulation and without further notice.

8.
DO I HAVE A RIGHT TO APPEAR AND OBJECT?

Yes. Any record or beneficial stockholder of Geron who wishes to object to the Stipulation, the proposed Final Judgment, and/or the Fee Award (“Objector”), may appear in person or by his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no Objector shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Final Judgment, unless he, she, or it has, no later than twenty (20) calendar days prior to the Settlement Hearing (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), filed with the Register in Chancery, Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801, and served upon counsel listed below, the following: (i) proof of current ownership of Geron stock; (ii) a written notice of the Objector’s intention to appear that states the Objector’s name, address, and telephone number and, if represented, the Objector’s counsel; (iii) a detailed statement of all of the grounds thereon and the reasons for the Objector’s desire to appear and to be heard, and (iv) all documents or writings which the Objector desires the Court to consider. Such filings must be served upon the following counsel by hand delivery, overnight mail, or the Court’s electronic filing and service system:

DELEEUW LAW LLC P. Bradford deLeeuw 1301 Walnut Green Road Wilmington, DE 19807 (302) 274-2180 Counsel for Plaintiffs	MORRIS, NICHOLS, ARSHT & TUNNELL LLP D. McKinley Measley 1201 North Market Street Wilmington, Delaware 19801 (302) 658-9200 Counsel for Defendants

Any person who fails to object in the manner prescribed above shall be deemed to have waived such objection (including the right to appeal), unless the Court in its discretion allows such objection to be heard at the Settlement Hearing, and shall forever be barred from raising such objection in the Derivative Litigation or any other action or proceeding or otherwise contesting the Stipulation or Fee Award, and will otherwise be bound by the Final Judgment and the releases to be given.

9.
HOW DO I GET ADDITIONAL INFORMATION?

This Notice summarizes the Stipulation. It is not a complete statement of the events in the Derivative Litigation nor a complete recitation of the terms and conditions of the Stipulation. For additional information about the Derivative Litigation and Settlement, please refer to the documents filed with the Court, in the Northern District Derivative Action, in the District of Delaware Derivative Action, and the Stipulation. The Stipulation can be found on the Company’s website at the following address: https://ir.geron.com/home/default.aspx. You may also examine the files in the Action during regular business hours of each business day at the office of the Register in Chancery, Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 1980. The Clerk’s office will not mail copies of documents to you. You may also access the files in the Northern District Derivative Action and the District of Delaware Derivative Action,

respectively, by accessing the dockets in those cases, for a fee, through the Public Access to Court Electronic Records (PACER) system at https://ecf.cand.uscourts.gov, or by visiting (i) the office of the Clerk of the Court for the United States District Court for the Northern District of California, 450 Golden Gate Avenue, San Francisco, CA 94102, between 9:00 a.m. and 4:00 p.m. Pacific, Monday through Friday, excluding Court holidays, or (ii) the Office of the Clerk for the United States District Court for the District of Delaware, 844 North King St., Unit 18, Wilmington, DE 19801, between 8:30 a.m. and 4:00 p.m. Eastern, Monday through Friday, excluding Court holidays. For more information concerning the Settlement, you may also call or write to Plaintiffs’ Counsel referenced above in Section 8.

PLEASE DO NOT CALL OR WRITE TO THE COURT.

DATED: February 14, 2023	BY ORDER OF THE COURT

/s/ Susan Judge
Register in the Court of Chancery